SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment") is entered into as of the 22nd day of January 2014, by and between PROLOGIS, a Maryland real estate investment trust (the "Landlord") and NAVARRE CORPORATION, a Minnesota corporation (the "Tenant").

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a Lease Agreement dated February 1, 2013, as amended by that certain First Amendment to Lease Agreement dated February 15, 2013, pursuant to which Landlord leased to Tenant certain premises consisting of approximately 766,633 square feet located at 175 Heritage Drive, Etna Township, Ohio 43062 (the "Premises"), such lease, as heretofore modified, being herein referred to as the "Lease".

WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions set forth below.

A G R E E M E N T:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Except as otherwise expressly provided herein, all defined terms used in this Second Amendment shall have the same respective meanings as are provided for such defined terms in the Lease.

2. Tenant acknowledges and agrees that (a) Landlord has Substantially Completed the Initial Improvements, together with all punchlist items, in the manner required by the terms of Addendum 2 and Exhibit C of the Lease, and (b) Tenant has accepted the Initial Improvements in their as-is condition. Landlord has satisfied it obligations for all Allowances provided under the Lease including but not limited to the following: $10,000 TI Allowance in paragraph 12, and the $15,000 Monument Signage Allowance & $50,000 TI Allowance in Exhibit C. Landlord shall have no further obligation or liability to Tenant under Addendum 2 or Exhibit C of the Lease, including without limitation, Paragraph 6 of Addendum 2 of the Lease.

3. Tenant and Landlord acknowledge that the Landlord completed construction in a timely manner meeting all of its obligations contained in the Lease including but not limited to: Early Occupancy, Early Operational Occupancy and Racking Occupancy, providing for Early Operation Occupancy on September 16, 2013 with the issuance of a Certificate of Occupancy by the Licking County Building Department, dated September 16, 2013 and a Final Inspection and Certified of Use and Occupancy dated December 13, 2013.

4. Insofar as the specific terms and provisions of this Second Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Second Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

5. Landlord and Tenant hereby agree that (i) this Second Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Second Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment as of the day and year first above written.

TENANT:

NAVARRE CORPORATION,
a Minnesota corporation

By: ______________________________
Name: Terry Tuttle
Title: VP & Chief Financial Officer

LANDLORD:

PROLOGIS,
a Maryland real estate investment trust

By: ______________________________
Name: ______________________________
Title: ______________________________